Exhibit 99.1

For more information:

Ross Ely, HyperSpace Communications, Inc.

Phone (208) 893-1560

Email investor@ehyperspace.com

HYPERSPACE COMMUNICATIONS, INC. RECEIVES AMEX NOTICE LETTER

Denver, CO, April 20, 2006— HyperSpace Communications, Inc. (AMEX:HCO) announced today that it has received a notice letter from the American Stock Exchange (Amex). The Amex notice indicates that HyperSpace does not satisfy Rule 1003(a)(iv) of the Amex Company Guide relating to financial condition and operating results, and therefore does not meet the Exchange’s continued listing standards. The notice is based on a review by the Amex of HyperSpace’s Form 10-KSB for the year ended December 31, 2005, which includes an audit opinion containing a going concern qualification. The Amex notice requires that HyperSpace submit to the Exchange its plan to bring the company into compliance with listing standards by June 30, 2006. HyperSpace is in the process of preparing this plan and will submit it to Amex by the April 26, 2006 deadline. If HyperSpace cannot satisfy the Amex, Amex could institute delisting procedures. More information concerning the Amex notice can be found in the Form 8-K filed by HyperSpace on April 20, 2006.

About HyperSpace Communications:

HyperSpace Communications, Inc. (AMEX: HCO), through its subsidiary MPC Computers, provides enterprise IT hardware solutions to mid-sized businesses, government agencies and education organizations. MPC offers standards-based server and storage products, along with PC products and computer peripherals, all of which are backed by an industry-leading level of service and support. Additionally, the company provides contract manufacturing and distribution services to partners in the PC industry through its DirectCM division. For more information, visit HyperSpace online at http://www.ehyperspace.com/

Cautionary Statement

Certain statements in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of HyperSpace Communications to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements in this press release include statements regarding preparation of a plan for submission to Amex on or before April 26, 2006. There can be no assurance that Amex will accept the plan that will be submitted by HyperSpace, that HyperSpace will make progress consistent with the plan, or that HyperSpace will be able to continue its listing on Amex. Other factors, which could materially affect such forward-looking statements, can be found in HyperSpace Communications' filings with the Securities and Exchange Commission, including risk factors at www.sec.gov. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and HyperSpace Communications undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.